Exhibit 10.2

CHIPOTLE MEXICAN GRILL, INC.

NON-EMPLOYEE DIRECTOR

2021 RESTRICTED STOCK UNIT (“RSU”) AGREEMENT

Name of Participant:

Number of RSUs:

Grant Date:May 18, 2021

This Non-Employee Director 2021 Restricted Stock Unit Agreement (this “Agreement”), dated as of the Grant Date stated above, is delivered by Chipotle Mexican Grill, Inc., a Delaware corporation (the “Company”), to the Participant named above (“you” or the “Participant”), in your capacity as a non-employee member of the Board of Directors of the Company (the “Board”).

Recitals

WHEREAS, the Compensation Committee of the Board (the “Committee”) has granted to you, under the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan (the “Plan”), the restricted stock units (“RSUs”) indicated above (the “Award”), subject to the terms and conditions hereof and the Plan (capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Plan); and

WHEREAS, the RSUs and other Awards provided for under the Plan are intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Agreement

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, you and the Company hereby agree as follows:

1.Grant of Award. The Company hereby grants to you, and you hereby accept, subject to the terms and conditions set forth in the Plan and in this Agreement, the number of RSUs indicated above, effective as of the Grant Date indicated above.   Each RSU represents the right to receive one share of common stock, par value $0.01 per share, of the Company (“Stock”), subject to the terms and conditions set forth in the Plan and in this Agreement. The shares of Stock that are issuable upon vesting of the RSUs granted to you pursuant to this Agreement are referred to in this Agreement as the “Shares.” Subject to the provisions of Section 2 hereof, this Award of RSUs is irrevocable and is intended to conform in all respects with the Plan.

2.Immediate Vesting.  Except as otherwise provided in the Plan, your RSUs will vest in full and become nonforfeitable on the Grant Date indicated above.

3. Distribution of Shares.

(a)Distribution Upon Vesting. The Company will distribute to you (or to your estate in the event of your death) the Shares of Stock represented by the RSUs as soon as administratively practicable after vesting, but in no event later than the fifteenth day of the third calendar month beginning after the calendar year in which such RSUs shall have become vested.

(b)Compliance with Law. The Plan, the granting of this RSU, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state and foreign country laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and vesting of this RSU, the issuance or delivery of Stock under this RSU or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule or regulation and may require you to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the vesting of this RSU or to otherwise sell or issue Stock in violation of any such laws, rules or regulations.

4.Deferral Elections.  You may elect to defer the receipt of the Shares that otherwise would be issuable upon vesting of this RSU by submitting to the Company a deferral election, in the form provided by the Company, prior to the start of the calendar year in which the RSU is granted.   If you submit a deferral election form, you represent that you understand the effect of such deferral under relevant federal, state and local tax and social security laws, including but not limited to the fact that social security contributions may be due upon vesting notwithstanding the deferral election, and the fact that the deferral may need to qualify as a “change in the time and form of distribution” under Code § 409(a)(4)(C) in order to avoid immediate taxation of the RSUs and a 20% addition to tax and premium interest tax.

5.Rights as a Shareholder. Except as set forth in the Plan, neither you nor any person claiming under or through you shall be, or have any of the rights or privileges of, a shareholder of the Company (e.g., you have no right to vote or receive dividends) in respect of the Shares issuable pursuant to this Award unless and until your Shares shall have been issued; provided that dividends and other distributions paid on the Stock shall be credited to you in an amount equal to the amount that would have been payable or distributable to you had the Shares of Stock underlying the RSUs been issued and outstanding as of the record date for such dividend or distribution, to be held by the Company on your behalf and made subject to the same vesting conditions applicable to the underlying RSUs.  At the time of delivery of the underlying Shares of Stock, the Company shall distribute to you in cash all dividends or distributions previously paid with respect to the RSUs that vested hereunder without interest.  In the event you forfeit RSUs, you also shall immediately forfeit any dividends or distributions held by the

Company that are attributable to the Stock underlying such forfeited RSUs.

6.Tax Withholding. Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with vesting of any RSU or issuance of any of the Shares subject thereto.

7.Transfer of RSUs. The RSUs granted herein are not transferable except in accordance with the provisions of the Plan.

8.Plan Incorporated. You accept the RSUs hereby granted subject to all the provisions of the Plan, which, except as expressly contradicted by the terms hereof, are incorporated into this Agreement, including the provisions that authorize the Committee to administer and interpret the Plan and which provide that the Committee’s decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby.

9.           Adjustment of RSUs.  The number of RSUs subject to this Award will automatically be adjusted in accordance with Section 9 of the Plan to prevent accretion, or to protect against dilution, in the event of a change to the Common Stock resulting from a recapitalization, stock split, consolidation, spin-off, reorganization, or liquidation or other similar transactions.

10.Miscellaneous.

(a)Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at its principal executive offices, and any notice to be given to you shall be addressed to you at the address set forth on the attached Notice of Grant, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

(b)Repayment. You agree and acknowledge that this RSU is subject to any policies that the Committee may adopt from time to time with respect to the repayment to the Company of any benefit received hereunder, including compensation recoupment or “clawback” policies.

(c)Binding Agreement. Subject to the limitations in this Agreement on the transferability by you of the Award granted herein, this Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

(d)Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware and the United States, as applicable, without reference to the conflict of laws provisions thereof.

(e)Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefore another provision that is legal and enforceable and achieves the same objectives.

(f)Interpretation. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

(g)Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(h)No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(i)Relief. In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date specified above.

CHIPOTLE MEXICAN GRILL, INC.

By:/s/ Neil Flanzraich,

Chairman, Compensation Committee